EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Pavilion Bancorp, Inc. on Form S-8 (File No. 333-86636) and Form S-3D (File No. 333-112651) of our report dated March 9, 2005 on the 2004 Consolidated Financial Statements of Pavilion Bancorp, Inc., which report is included in the 2004 Annual Report on Form 10-K of Pavilion Bancorp, Inc.

/s/ PLANTE & MORAN PLLC

PLANTE & MORAN PLLC

Auburn Hills, Michigan
November 21, 2005